Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Mark Kochvar
October 24, 2011	Chief Financial Officer
724-465-4826

S&T Bancorp, Inc. Announces Third Quarter Earnings

Indiana, Pennsylvania – S&T Bancorp, Inc. (NASDAQ: STBA), a full-service financial institution with office locations in 10 Pennsylvania counties, has announced its third quarter earnings.

Todd D. Brice, president and chief executive officer of S&T Bancorp, Inc., offered the following highlights:

•

Net income available to common shareholders was $12.2 million compared to $13.4 million in the second quarter of 2011 and $10.9 million in the third quarter of 2010 with diluted earnings per common share of $0.44 compared to $0.48 in the second quarter of 2011 and $0.39 in the third quarter of 2010.

•	Nonperforming assets decreased to 2.08% of total loans plus OREO compared to 2.18% in the second quarter of 2011 and 2.45% in the third quarter of 2010.

•	S&T announced an agreement to acquire Mainline Bancorp, Inc. in a stock and cash transaction expected to close in the first quarter of 2012.

“At S&T Bank, our recent agreement to acquire Mainline Bancorp, Inc. will enable us to gain greater market share and strengthen our existing footprint in Cambria and Blair counties, thereby having a positive impact on future earnings,” Brice said. “In addition, we are pleased to announce another quarter of strong earnings. In particular, our nonperforming assets are at the lowest levels since December of 2008, which demonstrates our continued progress in resolving challenging loans within our portfolio.”

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S&T Earnings Release - 2

S&T Bancorp, Inc. Announces Third Quarter Earnings (cont.)

Net Interest Income

Net interest income and net interest margin (FTE) decreased from the second quarter mainly due to a continued shift in asset mix to lower yielding assets. Net interest income on a fully taxable equivalent (FTE) basis for the third quarter of 2011 was $34.9 million compared to $35.6 million in the second quarter of 2011 and $38.1 million in the third quarter of 2010. The net interest margin (FTE) was 3.76% in the third quarter of 2011 compared to 3.85% in the second quarter of 2011 and 4.09% in the third quarter of 2010. Average loans decreased $76.6 million from the second quarter of 2011, while the fully taxable-equivalent yield decreased by 4 basis points to 4.85%. The average securities balance increased by $51.9 million mainly due to an increase in excess funds at the Federal Reserve. The fully taxable-equivalent yield on average securities decreased by 37 basis points to 2.39%.

Asset Quality

Asset quality metrics continue to show signs of improvement. Nonperforming assets decreased to $65.2 million or 2.08% of total loans plus other real estate owned (“OREO”) compared to $69.9 million or 2.18% in the second quarter of 2011 and from $82.7 million or 2.45% in the third quarter of 2010. Included in nonperforming assets were troubled debt restructurings (“TDRs”) of $22.1 million. Loans transferred to held for sale in the second quarter 2011 of $8.8 million were sold during the third quarter of 2011 and resulted in an additional $0.2 million loss on loans held for sale within noninterest expense.

The provision for loan losses was $1.5 million for the third quarter of 2011 compared to $1.1 million for the second quarter of 2011 and $8.3 million in the third quarter of 2010. Net charge-offs were $8.0 million for the third quarter of 2011 compared to $4.8 million in the second quarter of 2011 and $6.0 million in the third quarter of 2010. Approximately $6.0 million of the $8.0 million of net loan charge-offs this quarter had previously established specific reserves. At September 30, 2011, the allowance for loan losses was $51.5 million or 1.64% of total loans, as compared to $58.0 million or 1.81% at June 30, 2011 and $56.3 million or 1.67% at September 30, 2010.

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S&T Earnings Release - 3

S&T Bancorp, Inc. Announces Third Quarter Earnings (cont.)

The allowance to nonperforming loans was 87% at September 30, 2011, 93% at June 30, 2011 and 75% at September 30, 2010. Included in the allowance is $2.9 million of specific reserves compared to $7.5 million in the second quarter of 2011 and $10.5 million in the third quarter of 2010.

Noninterest Income and Expense

Noninterest income was $10.4 million for the third quarter of 2011 compared to $11.2 million in the second quarter of 2011 and $12.3 million in the third quarter of 2010. The decrease from the prior quarter primarily relates to a $0.8 million impairment charge for mortgage servicing rights compared to $0.2 million for the second quarter of 2011. This impairment charge reflects a decline in the value of the remaining mortgage servicing rights due to increased prepayment speeds resulting from a decrease in interest rates during the quarter. Positively impacting noninterest income for the quarter was $0.3 million of new deposit fees.

Noninterest expense for the third quarter of 2011 was $24.2 million compared to $25.6 million for the second quarter of 2011 and $24.9 million for the third quarter of 2010. The decrease from the prior quarter in noninterest expense primarily relates to a decrease in the unfunded commitment reserve of $1.1 million. Approximately $0.8 million of the decline related to an expense recognized in 2008 for a letter of credit that S&T was contractually obligated to fulfill. During the third quarter of 2011, the letter of credit was drawn upon and funded and a corresponding loan charge-off was recorded. In addition, the unfunded commitment reserve decreased $0.4 million due to a decline in commitment levels.

Financial Condition

Total assets were essentially unchanged in the third quarter of 2011 compared to the second quarter of 2011 and the third quarter of 2010. Total portfolio loans were $3.1 billion at September 30, 2011 compared to $3.2 billion at June 30, 2011 and $3.4 billion at September 30, 2010. Total portfolio loans have decreased $59.7 million from the prior quarter including $6.1 million in consumer loans and $53.6 million in commercial loans.

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S&T Earnings Release - 4

S&T Bancorp, Inc. Announces Third Quarter Earnings (cont.)

The decline in loan balances is a result of a slow economic recovery resulting in businesses and consumers remaining cautious and significant loan principal pay-downs.

Total deposits were essentially unchanged in the third quarter of 2011 compared to the second quarter of 2011 and the third quarter of 2010. Noninterest-bearing demand deposits remain strong at $817.5 million as of September 30, 2011 compared to $801.5 million at June 30, 2011 and $743.5 million at September 30, 2010.

S&T’s capital ratios continue to improve due to a reduction in risk-weighted assets and earnings retention. S&T’s capital ratios exceed the “well capitalized” thresholds of federal bank regulatory agencies with a tier 1 leverage ratio of 11.80%, tier 1 risk-based capital ratio of 14.95% and total risk-based capital ratio of 18.51% at September 30, 2011. This compares to tier 1 leverage ratio of 11.49%, tier 1 risk-based capital ratio of 14.31% and total risk-based capital ratio of 17.83% at June 30, 2011. S&T’s tangible common equity ratio for the third quarter of 2011 was 8.30% compared to 8.08% for the second quarter of 2011 and 7.53% for the third quarter of 2010.

Other Highlights

On September 14, 2011, S&T Bancorp, Inc. and Mainline Bancorp, Inc. jointly announced the signing of a definitive merger agreement pursuant to which S&T Bancorp, Inc. will acquire Mainline Bancorp, Inc. in a stock and cash transaction valued at approximately $21.5 million. Based in Ebensburg, Pennsylvania, Mainline Bancorp has assets of $241.8 million and maintains eight branches. The transaction is in-market and will expand S&T Bancorp, Inc.’s existing footprint in Cambria and Blair counties, Pennsylvania. The combined company will have more than $4.3 billion in assets. The transaction is expected to be completed in the first quarter of 2012, after satisfaction of customary closing conditions, including regulatory approvals and the approval of the shareholders of Mainline Bancorp, Inc.

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S&T Earnings Release - 5

S&T Bancorp, Inc. Announces Third Quarter Earnings (cont.)

About S&T Bancorp, Inc.

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson and Westmoreland counties. With assets of $4.1 billion, S&T Bancorp, Inc. stock trades on the NASDAQ Global Select Market under the symbol STBA. For more information, visit www.stbancorp.com.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. A reconciliation of these non-GAAP financial measures is presented in the attached consolidated selected financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited (in thousands, except per share data)	S&T Earnings Release - 6

	2011	2011	2010
	Third Quarter	Second Quarter	Third Quarter

Income Statements
Interest Income	$40,845	$41,783	$45,325
Interest Expense	6,976	7,245	8,352

Net Interest Income	33,869	34,538	36,973
Taxable Equivalent Adjustment	1,002	1,014	1,137

Net Interest Income (FTE)	34,871	35,552	38,110

Provision For Loan Losses	1,535	1,097	8,278

Net Interest Income After Provisions (FTE)	33,336	34,455	29,832

Security (Losses) Gains, Net	(81)	(56)	6

Service Charges and Fees	2,683	2,389	2,842
Wealth Management	1,965	2,144	1,861
Insurance	2,192	2,181	2,125
Other	3,584	4,456	5,501

Total Noninterest Income	10,424	11,170	12,329

Salaries and Employee Benefits	11,741	12,571	11,887
Occupancy and Equipment Expense, Net	2,916	3,103	2,850
Data Processing Expense	1,743	1,681	1,547
FDIC Expense	749	917	1,359
Other	7,044	7,322	7,305

Total Noninterest Expense	24,193	25,594	24,948

Income Before Taxes	19,486	19,975	17,219
Taxable Equivalent Adjustment	1,002	1,014	1,137
Applicable Income Taxes	4,681	4,051	3,600

Net Income	13,803	14,910	12,482
Preferred Stock Dividends	1,559	1,558	1,551

Net Income Available to Common Shareholders	$12,244	$13,352	$10,931

Per Common Share Data:

Shares Outstanding at End of Period	28,106,451	28,078,849	27,849,171
Average Shares Outstanding - Diluted	28,025,419	27,983,706	27,812,637
Diluted Earnings Per Common Share	$0.44	$0.48	$0.39
Dividends Declared	$0.15	$0.15	$0.15
Common Book Value	$17.68	$17.31	$16.83
Tangible Common Book Value (1)	$11.58	$11.19	$10.61
Market Value	$16.16	$18.59	$17.42

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited (Dollars in thousands, except per share data)	S&T Earnings Release - 7

	For the Nine Months Ended September 30,
	2011	2010

Income Statements
Interest Income	$124,820	$136,209
Interest Expense	21,541	26,697

Net Interest Income	103,279	109,512
Taxable Equivalent Adjustment	3,054	3,552

Net Interest Income (FTE)	106,333	113,064

Provision For Loan Losses	13,272	21,835

Net Interest Income After Provisions (FTE)	93,061	91,229

Security (Losses) Gains, Net	(124)	263

Service Charges and Fees	7,356	8,706
Wealth Management	6,159	5,761
Insurance	6,505	6,457
Other	12,587	14,021

Total Noninterest Income	32,607	34,945

Salaries and Employee Benefits	37,632	36,263
Occupancy and Equipment Expense, Net	9,053	8,879
Data Processing Expense	4,928	4,601
FDIC Expense	2,892	4,059
Other	22,731	24,813

Total Noninterest Expense	77,236	78,615

Income Before Taxes	48,308	47,822
Taxable Equivalent Adjustment	3,054	3,552
Applicable Income Taxes	10,246	11,080

Net Income	35,008	33,190
Preferred Stock Dividends	4,672	4,648

Net Income Available to Common Shareholders	$30,336	$28,542

Per Common Share Data:

Average Shares Outstanding - Diluted	27,971,837	27,789,910
Net Income - Diluted	$1.08	$1.03
Dividends Declared	$0.45	$0.45

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited (in thousands)	S&T Earnings Release - 8

	2011		2011		2010
	Third Quarter		Second Quarter		Third Quarter

Net Interest Margin (Quarterly Averages)
Assets
Loans - FTE	$3,171,379	4.85%	$3,247,998	4.89%	$3,377,607	5.10%
Securities/Other - FTE	510,575	2.39%	458,720	2.76%	315,823	3.82%

Total Interest-earning Assets	3,681,954	4.51%	3,706,718	4.63%	3,693,430	4.99%
Noninterest-earning Assets	376,077		368,763		412,247

Total Assets	$4,058,031		$4,075,481		$4,105,677

Liabilities and Shareholders’ Equity
Now/Money Market/Savings	$1,287,489	0.14%	$1,268,085	0.16%	$1,250,278	0.24%
Certificates of Deposit	1,159,557	1.81%	1,202,346	1.82%	1,309,880	1.89%
Borrowed funds < 1 year	41,257	0.12%	43,465	0.14%	62,011	0.24%
Borrowed funds > 1 year	123,103	3.93%	123,541	4.14%	121,218	4.26%

Total Interest-bearing Liabilities	2,611,406	1.06%	2,637,437	1.10%	2,743,387	1.21%

Noninterest-bearing Liabilities
Demand Deposits	799,247		804,199		743,265
Shareholders’ Equity/Other	647,378		633,845		619,025

Total Noninterest-bearing Liabilities	1,446,625		1,438,044		1,362,290

Total Liabilities and Shareholders’ Equity	$4,058,031		$4,075,481		$4,105,677

Net Interest Margin		3.76%		3.85%		4.09%

	2011		2011		2010
	Third Quarter		Second Quarter		Third Quarter
Balance Sheets (Period-End)
Assets
Cash	$262,406		$170,826		$88,157
Securities	359,298		357,750		301,260
Loans, Net	3,084,609		3,144,833		3,314,702
Other Assets	385,657		384,881		393,989

Total Assets	$4,091,970		$4,058,290		$4,098,108

Liabilities and Shareholders’ Equity
Noninterest-bearing Demand Deposits	$817,518		$801,504		$743,453
Interest-bearing Deposits	2,453,913		2,452,479		2,561,117
Short-term Borrowings	42,409		41,112		48,189
Long-term Debt	122,938		123,378		120,468
Other Liabilities	51,518		47,280		50,374
Shareholders’ Equity	603,674		592,537		574,507

Total Liabilities and Shareholders’ Equity	$4,091,970		$4,058,290		$4,098,108

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited (in thousands)	S&T Earnings Release - 9

	2011		2011		2010
	Third Quarter		Second Quarter		Third Quarter
Loans (Period-End)
Consumer
Home Equity	$423,166		$431,763		$451,275
Residential Mortgage	350,619		345,698		361,320
Installment	68,049		70,171		76,148
Construction	3,111		3,365		6,946

Total Consumer Loans	844,945		850,997		895,689

Commercial
Commercial Real Estate	1,414,398		1,441,813		1,436,971
Commercial & Industrial	681,866		690,956		728,091
Construction	190,974		208,111		306,162

Total Commercial Loans	2,287,238		2,340,880		2,471,224

Total Portfolio Loans	3,132,183		3,191,877		3,366,913
Loans Held for Sale	3,959		10,960		4,070

Total Loans	$3,136,142		$3,202,837		$3,370,983

	2011		2011		2010
	Third Quarter		Second Quarter		Third Quarter
Nonperforming Loans (NPL)		% NPL		% NPL		% NPL
Consumer
Home Equity	$3,095	0.73%	$2,536	0.59%	$1,700	0.38%
Residential Mortgage	6,719	1.92%	6,155	1.78%	5,159	1.41%
Installment	15	0.02%	6	0.01%	89	0.12%
Construction	181	5.82%	—	—	530	7.63%

Total Consumer Loans	10,010	1.18%	8,697	1.02%	$7,478	0.83%

Commercial
Commercial Real Estate	34,524	2.44%	38,261	2.65%	51,792	3.60%
Commercial & Industrial	6,002	0.88%	8,141	1.18%	8,469	1.16%
Construction	8,703	4.56%	7,401	3.56%	7,600	2.48%

Total Commercial Loans	49,229	2.15%	53,803	2.30%	67,861	2.75%

Total Nonperforming Loans	$59,239	1.89%	$62,500	1.96%	$75,339	2.23%

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited (in thousands)	S&T Earnings Release - 10

	2011		2011		2010
	Third Quarter		Second Quarter		Third Quarter
Construction and Commercial Real Estate (CRE) PA vs. Out-of-state
Pennsylvania	$1,295,367		$1,326,843		$1,382,894
Out-of-state	310,005		323,081		360,239

Total Construction and CRE PA vs. Out-of-state	$1,605,372		$1,649,924		$1,743,133

	2011		2011		2010
	Third Quarter		Second Quarter		Third Quarter
Construction and CRE - NPL PA vs. Out-of-state		% NPL		% NPL		% NPL
Pennsylvania	$38,864	3.00%	$44,243	3.33%	$45,760	3.31%
Out-of-state	4,363	1.41%	1,419	0.44%	13,632	3.78%

Total Construction and CRE - NPL PA vs. Out-of-state	$43,227	2.69%	$45,662	2.77%	$59,392	3.41%

	2011		2011		2010
	Third Quarter		Second Quarter		Third Quarter
Construction and CRE by Type
Retail/Strip Malls	$286,424		$285,743		$298,956
Offices	216,815		221,042		227,663
Residential Rental Properties	198,422		220,674		218,436
Hotels	186,342		184,658		195,841
Healthcare/Education	107,871		109,479		91,755
Manufacturing/Industrial/Warehouse	99,382		95,750		128,820
Real Estate Development - Commercial	98,196		100,069		103,110
Flex/Mixed Use	95,578		107,011		112,081
Real Estate Development - Residential	73,145		69,763		92,855
Miscellaneous	243,197		255,735		273,616

Total Construction and CRE by Type	$1,605,372		$1,649,924		$1,743,133

	2011		2011		2010
	Third Quarter		Second Quarter		Third Quarter
Construction and CRE - NPL by Type		% NPL		% NPL		% NPL
Retail/Strip Malls	$2,371	0.83%	$2,882	1.01%	$3,866	1.29%
Offices	5,124	2.36%	6,592	2.98%	3,036	1.33%
Residential Rental Properties	3,381	1.70%	4,618	2.09%	12,653	5.79%
Hotels	1,100	0.59%	1,452	0.79%	2,562	1.31%
Healthcare/Education	—	0.00%	813	0.74%	3,951	4.31%
Manufacturing/Industrial/Warehouse	5,183	5.22%	4,414	4.61%	555	0.43%
Real Estate Development - Commercial	1,660	1.69%	1,144	1.14%	9,181	8.90%
Flex/Mixed Use	—	0.00%	—	0.00%	3,182	2.84%
Real Estate Development - Residential	8,352	11.42%	7,566	10.85%	4,965	5.35%
Miscellaneous	16,056	6.60%	16,181	6.33%	15,441	5.64%

Total Construction and CRE -NPL by Type	$43,227	2.69%	$45,662	2.77%	$59,392	3.41%

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited (in thousands)	S&T Earnings Release - 11

	2011	2011	2010
	Third Quarter	Second Quarter	Third Quarter
Commercial Credit Exposure
Pass
Commercial Real Estate	$1,203,477	$1,235,019	$1,235,276
Commercial & Industrial	601,552	584,715	639,692
Construction	148,083	163,453	251,630

Total Pass	$1,953,112	$1,983,187	$2,126,598

Special Mention
Commercial Real Estate	$98,793	$84,351	$103,802
Commercial & Industrial	19,450	62,759	62,414
Construction	10,432	12,310	17,980

Total Special Mention	$128,675	$159,420	$184,196

Substandard
Commercial Real Estate	$112,128	$122,443	$97,893
Commercial & Industrial	60,864	43,482	25,985
Construction	32,458	32,348	36,552

Total Substandard	$205,450	$198,273	$160,430

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited (in thousands)	S&T Earnings Release - 12

	2011	2011	2010
	Third Quarter	Second Quarter	Third Quarter
Asset Quality Data
Nonaccrual Loans and Nonperforming Loans	$59,239	$62,500	$75,339
Assets Acquired through Foreclosure or Repossession	5,992	7,389	7,367
Nonperforming Assets	65,231	69,889	82,706
Troubled Debt Restructurings (nonaccrual)	22,124	26,186	—
Troubled Debt Restructurings (accruing)	21,460	19,829	—
Total Troubled Debt Restructurings	43,584	46,015	—
Allowance for Loan Losses	51,533	58,004	56,281
Nonperforming Loans / Loans	1.89%	1.95%	2.23%
Nonperforming Assets / Loans plus OREO	2.08%	2.18%	2.45%
Allowance for Loan Losses / Loans	1.64%	1.81%	1.67%
Allowance for Loan Losses / Nonperforming Loans	87%	93%	75%
Net Loan Charge-offs (Recoveries)	8,006	4,756	5,965
Net Loan Charge-offs (Recoveries) (Annualized) / Average Loans	1.00%	0.59%	0.70%

Profitability Ratios (Annualized)
Common Return on Average Assets	1.20%	1.31%	1.06%
Common Return on Average Tangible Assets (2)	1.25%	1.37%	1.10%
Common Return on Average Equity	8.12%	9.15%	7.61%
Common Return on Average Tangible Common Equity (3)	15.20%	17.47%	14.93%
Efficiency Ratio (FTE) (4)	53.41%	54.78%	49.46%

Capitalization Ratios
Dividends Paid to Net Income	34.40%	31.52%	38.18%
Common Equity / Assets	12.14%	11.98%	11.43%
Tier 1 Leverage Ratio	11.80%	11.49%	10.92%
Risk-Based Capital - Tier 1	14.95%	14.31%	12.97%
Risk-Based Capital - Total	18.51%	17.83%	16.35%
Tangible Common Equity / Tangible Assets (5)	8.30%	8.08%	7.53%

		For the Nine Months Ended September 30,
		2011	2010
Asset Quality Data
Net Loan Charge-offs (Recoveries)		13,126	25,134
Net Loan Charge-offs (Recoveries) (Annualized) / Average Loans		0.54%	0.99%

Profitability Ratios (Annualized)
Common Return on Average Assets		1.00%	0.92%
Common Return on Average Tangible Common Assets (6)		1.04%	0.97%
Common Return on Average Shareholders’ Equity		6.90%	6.78%
Common Return on Average Tangible Common Equity (7)		13.10%	13.47%
Efficiency Ratio (FTE) (4)		55.59%	53.12%

Capitalization Ratios
Dividends Paid to Net Income		41.58%	43.81%

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 13

		2011	2011	2010
		Third Quarter	Second Quarter	Third Quarter
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

(1)	Tangible Common Book Value
	Common Book Value (GAAP Basis)	$17.68	$17.31	$16.83
	Effect of Excluding Intangible Assets	(6.10)	(6.12)	(6.22)

	Tangible Common Book Value	$11.58	$11.19	$10.61

(2)	Common Return on Average Tangible Assets
	Common Return on Average Assets (GAAP Basis)	1.20%	1.31%	1.06%
	Effect of Excluding Intangible Assets	0.05%	0.06%	0.04%

	Common Return on Average Tangible Assets	1.25%	1.37%	1.10%

(3)	Common Return on Average Tangible Common Equity
	Common Return on Average Common Equity (GAAP Basis)	8.12%	9.15%	7.61%
	Effect of Excluding Intangible Assets	3.80%	4.50%	3.99%
	Effect of Excluding Preferred Stock	3.28%	3.82%	3.33%

	Common Return on Average Tangible Common Equity	15.20%	17.47%	14.93%

(4)	Recurring noninterest expense divided by recurring noninterest income plus net interest income, on a fully taxable equivalent basis.

(5)	Tangible Common Equity / Tangible Assets
	Common Equity / Assets (GAAP Basis)	12.14%	11.98%	11.43%
	Effect of Excluding Intangible Assets	-3.84%	-3.90%	-3.90%

	Tangible Common Equity / Tangible Assets	8.30%	8.08%	7.53%

			For the Nine Months Ended September 30,
			2011	2010

(6)	Common Return on Average Tangible Common Assets
	Common Return on Average Assets (GAAP Basis)		1.00%	0.92%
	Effect of Excluding Intangible Assets		0.04%	0.05%

	Common Return on Average Tangible Common Assets		1.04%	0.97%

(7)	Common Return on Average Tangible Common Equity
	Common Return on Average Shareholders’ Equity (GAAP Basis)		6.90%	6.78%
	Effect of Excluding Intangible Assets		3.35%	3.66%
	Effect of Excluding Preferred Stock		2.85%	3.03%

	Common Return on Average Tangible Common Equity		13.10%	13.47%